Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Omnibus Incentive Plan and 2026 Employee Stock Purchase Plan of Applied Aerospace & Defense, Inc. of our report dated March 16, 2026, with respect to the consolidated financial statements of Applied Aerospace & Defense, Inc. included in the Registration Statement (Form S-1 No. 333-295691) and related Prospectus of Applied Aerospace & Defense, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, PA

June 4, 2026